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Schwab One Source Portfolios -- International                      Exhibit 16(h)
Total Return
Inception to Date Ending:                               10/16/96 to 10/31/96

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
Shares                  Distribution    Reinvest    Period       Dividends    Dividends
                        Factor          NAV         End          Dollars      Shares

NAV - Period Beginning                  $10.00

100.000                 0.00000000      $ 9.91      31-Oct-96    $0.00        0.000

Period Ending Shares
NAV - Period Ending                     $ 9.91

Ending Redeemable Value                $991.00

Total Return                            (0.90%)
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